UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LUMINA COPPER CORP.

 (Exact name of registrant as specified in its charter)

                             British Columbia, Canada                                                                                                                N/A

(State of incorporation or organization)                                                            (I.R.S. Employer Identification No.)

                     1550 – 615 Howe Street, Vancouver, British Columbia  CANADA                                                      V6C 2T6

 (Address of principal executive offices)                                                                                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                    Title of each class                                                                                            Name of each exchange on which

                                                    to be so registered                                                                                            each class is to be registered

                                                     Common Shares                                                                                                    American Stock Exchange

____________________________________________________                    ________________________________________________________

____________________________________________________                    ________________________________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ❑

Securities Act registration statement file number to which this form relates:                   N/A            (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                                       N/A

(Title of class)

                                                       N/A

 (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter) or Item 202 of Regulation S-B (§228.202 of this chapter), as applicable.

Refer to Form 20-F (Amended) filed April 30, 2004

Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (§230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration  statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

N/A

Instruction. See the instructions as to exhibits, set forth below.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

    (Registrant)

     LUMINA COPPER CORP.

Date

     May 6, 2004

By

    /s/   “Anthony Floyd”

     Anthony Floyd, CEO and President

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.